Exhibit 8


        (Letterhead of Paul, Hastings, Janofsky & Walker)

                                               December 11, 1997


 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, NY  10048

           Re:  Dean Witter Select Municipal Trust,
                Insured California Series 60

 Ladies and Gentlemen:

           Pursuant to your request, we have reviewed the opin-ion expressed by prior California counsel to you regarding cer-tain California income and property tax matters with respect to Dean Witter Insured California Series 60 (the "Insured Califor-
 nia Trust").   We are of the opinion that such opinion, a copy
 of which is set forth in the Prospectus comprising a part of Post-Effective Amendment No. 5 to the Form S-6 Registration Statement of the Insured California Trust (SEC File No. 33-48855), remains valid, that no change has occurred which would require a change to such opinion, and that you may rely on it in connection with the filing of such Post-Effective Amendment.

           We consent to the use of our name under the caption
 "California Tax Status" in such Prospectus and to the filing of this opinion as an exhibit to such Post Effective Amendment.


                               Very truly yours,

                               Paul, Hastings, Janofsky, Walker
                               Paul, Hastings, Janofsky, Walker

                                                  Exhibit 23.1a.


           Letterhead of KENNY S&P EVALUATION SERVICES
               A Division of J.J. Kenny Co., Inc.



                                               December 11, 1997


 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, NY  10048

           Re:  Dean Witter Select Municipal Trust,
                Post-Effective Amendment No. 5
                Insured California Series 60

 Gentlemen:

           We have examined the post-effective Amendment to the Registration Statement File No. 33-48855 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is cur-rently acting as the evaluator for the trust. We hereby con-sent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

           In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfo-lio are the ratings currently indicated in our KENNYBASE data-base.

           You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.


                                    Sincerely,

                                    Frank A. Ciccotto
                                    Frank A. Ciccotto
                                    Vice President

           Letterhead of KENNY S&P EVALUATION SERVICES
               A Division of J.J. Kenny Co., Inc.


                                               December 11, 1997



 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, NY  10048

           Re:  Dean Witter Select Municipal Trust,
                Post-Effective Amendment No. 5
                Long Term Portfolio Series 123

 Gentlemen:

           We have examined the post-effective Amendment to the Registration Statement File No. 33-25184 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is cur-rently acting as the evaluator for the trust. We hereby con-sent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

           In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfo-lio are the ratings currently indicated in our KENNYBASE data-base.

           You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.


                                    Sincerely,


                                    Frank A. Ciccotto
                                    Frank A. Ciccotto
                                    Vice President

Exhibit 23.1b.












                      CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report, dated October 31, 1997, accompanying the financial statements of the Dean Witter Select Municipal Trust Insured California Series 60 and Long Term Portfolio Series 123 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.





DELOITTE & TOUCHE LLP




December 11, 1997
New York, New York

                                                  Exhibit 23.1d.


        Letterhead of Standard & Poor's Ratings Services,
          A Division of The McGraw-Hill Companies, Inc.



                                               December 11, 1997


 Dean Witter Reynolds Inc.
 Two World Trade Center
 New York, New York  10048

           Re:  Dean Witter Select Municipal Trust,
                Insured California Series 60

           It is our understanding that you are filing with the Securities and Exchange Commission a Post Effective Amendment to the above captioned trust, SEC file number 33-48855.

           Since the portfolio is composed solely of securities covered by bond insurance policies that insure against default in the payment of principal and interest on the securities for so long as they remain outstanding and such policies have been issued by one or more insurance companies which have been as-signed "AAA" claims paying ability ratings by Standard & Poor's, we reaffirm the assignment of a "AAA" rating to the units of the trust and a "AAA" rating to the securities con-tained in the trust.

           You have permission to use the name of Standard & Poor's Ratings Services, a division of the McGraw-Hill Compa-nies, Inc. and the above-assigned ratings in connection with your dissemination of information relating to these units, pro-vided that it is understood that the ratings are not "market" ratings nor recommendations to buy, hold, or sell the units of the trust or the securities in the trust. Further, it should be understood that the rating on the units does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce pay-ment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and the pub-lic of the ratings. Standard & Poor's relies on the sponsor and its counsel, accountants, and other experts for the accu-racy and completeness of the information submitted in connec-tion with the ratings. Standard & Poor's does not independ-ently verify the truth or accuracy of any such information.

           This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating as-signed to the units in the amendment referred to above. How-ever, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

           Please be certain to send a copy of your final pro-spectus as soon as it becomes available. Should we not receive it within a reasonable time after the closing or should it not conform to the representations made to us, we reserve the right to withdraw the rating.

           We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.


                                    Sincerely,


                                    Sanford B. Bragg
                                    Sanford B. Bragg